Exhibit 3.2.26

Filed with County Clerk	Filed with Secretary of State

__________________County	19

________________________

ARTICLES OF INCORPORATION

OF

JEFF-GRAND CLINIC, INC.

ARTICLE I

The name of the corporation is JEFF-GRAND CLINIC Inc.

ARTICLE II

The corporation’s purposes are:

(a)	Primarily to engage in the specific business of OPERATING A CLINIC

(b)	Generally to engage in the business of PROVIDING HEALTH CARE SERVICES

(c)	To engage in any business or transaction whether related or unrelated to those described in Paragraphs (a) and (b) above, which may from time to time be authorized or approved by the Board of Directors of this corporation

(d)	To act as principal, agent, partner, joint venture, or in any other legal capacity in any transaction.

(e)	To transact business anywhere in the world.

(f)	To have and exercise all rights and powers which are now and which may in the future be granted to a corporation by law.

The above statement of purposes shall be construed as a statement of both purposes and powers, and the provisions of each paragraph shall not be limited by reference to or inference from one another, but each shall be considered as separate statements conferring independent purposes and powers upon the corporation.

ARTICLE III

The County in the State of California where the principal office for the transaction of the business of the corporation is located in the County of Los Angeles

ARTICLE IV

(a)	The number of directors of the corporation is 4 provided that the number of such directors may from time to time be changed by amendment of the Bylaws of this corporation.

(b)	The names and addresses of the persons who are appointed to act as first directors of the corporation are:

NAMES	ADDRESSES
ELWOOD S. JOHNSON	14081 Magnolia Westminster, Calif.
GLENN MOSS, M.D.	2872 230th Street Torrance, Calif.
WILLIAM R. WEBB	3941 Veselich Los Angeles, Calif.
JOYCE HOWERTON	1660 Chanticleer Anaheim, Calif.

(c)	The Board of Directors of the corporation shall be permitted to take any action authorized by Division 1 of the California Corporation Code without a meeting, provided all members of the Board consent in writing to such action and such consent or consents are filed with the minutes of the proceedings of the Board.

ARTICLE V

The corporation is authorized to issue only one class of shares having a total number of 2500 shares. The aggregate par value of such shares is $25,000 and the par value of each share is $10.00 (if no par shares are to be authorized and issued, omit the foregoing sentence and in its place insert: “Each share shall be without par value.”)

ARTICLE VI

No distinction shall exist between the shares of the corporation or the holders of such shares.

ARTICLE VII

(a)	All shares issued by the corporation shall be fully paid and nonassessable and shall not be subject to assessment for the debts or liabilities of the corporation.

(b)	Each shareholder of this corporation shall be entitled to full preemptive or preferential rights as such rights are defined by law, to subscribe for or purchase his proportional part of any shares which may be issued at any time by this corporation.

(c)	Before there can be a valid sale or transfer of any of the shares of this corporation by any shareholder, he shall first offer such shares to the corporation and then to the other shareholders in the following manner:

(1)	Such offering shareholder shall deliver a notice in writing by mail or otherwise to the Secretary of the corporation stating the price, terms, and conditions of such proposed sale or transfer, the number of shares to be sold or transferred, and his intention so to sell or transfer such shares. Within fourteen (14) days thereafter, the corporation shall have the prior right to purchase all or any full number of such shares so offered at the price and upon the terms and conditions stated in such notice. Should the corporation fail to purchase all of said shares at the expiration of said fourteen day period or prior thereto upon the determination of the corporation to purchase none or only a portion of such shares so offered, the Secretary of the corporation shall, within five (5) days thereafter, mail or deliver to each of the other shareholders a notice setting forth the particulars concerning said shares not so purchased by the corporation described in the notice received from the offering shareholder. The other shareholders shall have the right to purchase all of the shares specified in said Secretary’s notice by delivering to the Secretary by mail or otherwise a written offer or offers to purchase all or any specified number of such shares upon the terms so described in the Secretary’s notice if such offer or offers are so delivered to the Secretary within ten (10) days after mailing or delivering such Secretary’s notice to such other shareholders. If the total number of shares specified in such offers so received within such period by the Secretary exceeds the number of shares referred to in such Secretary’s notice, each offering shareholder shall be entitled to purchase such proportion of the shares referred to in said notice to the Secretary, as the number of shares of this corporation which he holds bears to the total number of shares held by all such shareholders desiring to purchase the shares referred to in said notice to the Secretary.

(2)	If all of the other shares referred to in said notice to the Secretary are not disposed of under such apportionment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.

(3)	If none or only a part of the shares referred to in said notice to the Secretary is purchased, as aforesaid, by the corporation or in accordance with offers made by other shareholders within said ten (10) day period, the shareholder desiring to sell or transfer may dispose of all shares of stock referred to in said notice to the Secretary not so purchased by the corporation or by the other shareholders, to any person or persons he may so desire, provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in said notice to the Secretary.

(4)	Within the limitations herein provided, this corporation may purchase the shares of this corporation from any offering shareholder, provided, however, that at no time shall this corporation be permitted to purchase all of its outstanding voting shares. Any sale or transfer or purported sale or transfer of the shares of the corporation shall be null and void unless the terms, conditions and provisions of such part (c) of this article VII are strictly observed and followed.

IN WITNESS WHEREOF, the undersigned and above named incorporators and first directors of this corporation have executed these Articles of Incorporation on March 17, 1976.

/s/ Illegible

/s/ Illegible

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STATE OF CALIFORNIA	)
ss.
COUNTY OF	)

On March 17, 1976 before me, the Undersigned, a Notary Public in and for said State personally appeared.

/s/ Illegible

known to me to be the person whose names are subscribed to the foregoing Articles of Incorporation and acknowledged to me that they executed the same.

WITNESS my hand and official seal.

L. A. O’Hearn
Notary Public and for said State

[SEAL]

NA CHANGED TO: JEFF-GRAND MANAGEMENT CO., INC.

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF

JEFF-GRAND CLINIC INC.

The undersigned hereby certify that they are, and at all times herein mentioned, have been, respectively, the President and Secretary of Jeff-Grand Clinic Inc., a California corporation.

The undersigned further certify:

1.	At a special director’s meeting of the corporation duly held on the 10th day of April, 1978 at 9:00 A.M. at the principal office of the corporation at 1665 East Fourth Street, Suite 15, Santa Ana, California 92701, the following resolution was adopted:

RESOLVED, that Article I of the Articles of Incorporation be amended to read as follows:

ARTICLE I. The name of the corporation is:

JEFF-GRAND MANAGEMENT CO., INC.

2.	The amendment set forth in the foregoing directors’ resolution was adopted by the written consent of the shareholders as follows:

WHEREAS, the directors of Jeff-Grand Clinic Inc., at a meeting duly held on April 10, 1978 at the principal office of the corporation, adopted the following resolution amending the Articles of Incorporation:

RESOLVED, that Article I of the Articles of Incorporation be amended to read as follows:

ARTICLE I. The name of the corporation is:

JEFF-GRAND MANAGEMENT CO., INC.

THEREFORE, each of the undersigned shareholders hereby approves and consents to the foregoing directors’ resolution.

Certificate of

Amendment to

Articles of Incorporation

of

Jeff-Grand Clinic Inc.

Page Two

Shareholders	Number of Shares Held	Date of Signature
/s/ Elwood S. Johnson	2250 Shares*	April 10, 1978
Elwood S. Johnson

/s/ Joyce L. Howerton	2250 Shares*	April 10, 1978
Joyce L. Howerton

*	2250 shares indicated are jointly held between Elwood S. Johnson and Joyce L. Howerton.

The total number of shares of the corporation entitled to consent to the adoption of the foregoing Amendment is 2377-1/2 shares. The Amendment was adopted by 2250 shares.

Dated: April 10, 1978.

/s/ Joyce L. Howerton
Joyce L. Howerton
President

/s/ Elwood S. Johnson
Elwood S. Johnson
Secretary/Treasurer

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct.

Executed at Santa Ana, California, on April 10, 1978.

/s/ Joyce L. Howerton
Joyce L. Howerton, President

/s/ Elwood S. Johnson
Elwood S. Johnson, Secretary/Treasurer

[SEAL]